UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 16, 2003

(Date of earliest event reported)

HUFFY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 865-5431

N/A

(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1 Earnings Release dated April 16, 2003

Item 9.

The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12.  Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On April 16, 2003, Huffy Corporation issued an earnings release announcing its financial results for the first quarter ended March 31, 2003.  A copy of the earnings release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:

HUFFY CORPORATION

Date: 4/16/03	/s/ Robert W. Lafferty
By: Robert W. Lafferty Vice President - Finance Chief Financial Officer and Treasurer

EXHIBIT 99.1

Contact:

Robert W. Lafferty

V.P. – Finance, CFO and Treasurer

(937) 865-5407

HUFFY CORPORATION ANNOUNCES FIRST QUARTER EARNINGS

FIRST QUARTER HIGHLIGHTS

•

FIRST QUARTER SALES INCREASED 34% TO $95 MILLION

•

EARNINGS IN LINE WITH EXPECTATIONS

MIAMISBURG, OHIO, April 16, 2003 – HUFFY CORPORATION (NYSE-HUF) today announced a loss for the first quarter of $1.4 million or $0.09 per common share, compared to earnings of $0.6 million or $0.06 per common share for the first quarter of 2002.

Net sales for the first quarter of 2003 increased by 34% to $94.6 million when compared to sales of $70.4 million for the first quarter of 2002.  Gross margins for the first quarter increased by 3.9 percentage points to 21.0% when compared to the 17.1% gross margin reported for the first quarter of 2002.  Selling, general and administrative expense as a percentage of sales increased 6.5 percentage points to 21.5% compared to 15.0% in the first quarter of 2002.

Don R. Graber, Chairman, President and CEO, commented, “We are pleased that results for the quarter were in line with previous guidance.  The first quarter is traditionally our lowest sales quarter, plus this year, we made the decision to increase our investment in brand development by enhancing advertising, trade show participation and new product promotional spending.  We believe this investment in brand development will provide tangible benefits over the balance of the year.”

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Mr. Graber continued, “The significant sales growth during the quarter was gratifying given the continued difficult economic and retail environment.  Both the Gen-X and McCalla acquisitions made substantial contributions to sales growth.  Additionally, we were pleased with our margin improvement in the quarter and expect that trend to continue throughout 2003.  We kept our expenses under control for the quarter, excluding the previously mentioned spending for advertising, trade show participation and new product promotional activities.  During the quarter we launched a strong flow of new products such as the new Tommy Armour 845 Silverback™ golf clubs, the Canopy Trike™, the new putting green line, and the Green Machine™.  Our plan calls for additional new product launches during the second quarter.  In our retail service business, we signed an amended long-term contract with a major customer during the first quarter.  We anticipate that this contract will generate in excess of $100 million in revenues over the next three years.”

“We believe the current economic environment and world political issues will continue to make the future difficult to predict.  Retailers continue to be cautious in their inventory planning and we expect that trend to continue until consumer confidence strengthens.” Mr. Graber further commented,  “Despite this, we currently expect sales in the $470.0 million range and earnings per share in the $0.55 to $0.65 range for the full year 2003.”

Mr. Graber concluded, “We will continue to focus on growing our business through new product introductions, expansion of current product categories and strategic acquisitions. We remain optimistic about the long-term prospects of our company and the industry and will continue to strive towards our goal of becoming a larger player in the sporting goods market and retail service segment.”

Company Conference Call

The Company will provide a web simulcast and rebroadcast of its fourth quarter earnings release conference call.  The live broadcast of the Company's quarterly conference call is scheduled for April 16, 2003, beginning at 11:00 a.m. EDT and will be accessible online at http://www.viavid.com/detailpage.asp?sid=1977 and www.huffy.com.  The online replay will be available shortly after the conference call and will continue to be available through April 24, 2003.

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Huffy Corporation (NYSE-HUF) is a diversified sporting goods company, marketing basketball equipment, sports balls and other outdoor games under the Huffy Sports®, HydraRib®, and SureShot® brands; bicycles and wheeled products under the Huffy®, Royce Union®, Micro®, and Airborne® brands; golf equipment under the Tommy Armour®, Ram®, Teardrop® and Zebra® brands; snowboards and accessories under the LTD®, Lamar® and Sims® brands; Hespeler® hockey equipment; Volant® ski equipment; and a variety of action sports items including skateboards, inline skates, and helmets under the UltraWheels®, Rage®, and Dukes® brands, and markets a variety of products as a licensee under Disney®, Oxygen®, Airwalk®, NBA® and NCAA® trademarks; and is a leading provider of assembly and merchandising services to retailers.

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The discussion in this press release contains forward-looking statements and is qualified by the cautionary statements contained in the Company’s report on Form 10-K, dated February 20, 2003.

HUFFY CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
Net sales	$94,626	$70,385
Gross profit	19,886	12,001
% to net sales	21.0%	17.1%
Selling, general and administrative expenses	20,298	10,528

Operating income (loss)	(412)	1,473

Other expense
Interest expense, net	1,111	302
Other	166	204
	1,277	506

Earnings (loss) before income taxes	(1,689)	967

Income tax expense (benefit)	(337)	343

Net earnings (loss)	($1,352)	$624

Earnings (loss) per common share:
Weighted average number of common shares	14,679,816	10,617,935

DILUTED:
Net earnings (loss) per common share	($0.09)	$0.06

BALANCE SHEET HIGHLIGHTS (Dollars in thousands, except per share data)

	March 29,	December 31,	March 30,
	2003	2002	2002
Cash and cash equivalents	$0	$5,419	$13,907
Receivables, net	83,878	92,850	55,834
Inventories	47,965	41,847	16,394
Prepaid expenses and other expenses	28,852	26,462	20,132
Total current assets	160,695	166,578	106,267
Property, plant and equipment, net	11,643	11,140	9,095
Intangibles and others	106,398	104,483	34,909
Total assets	$278,736	$282,201	$150,271

Notes payable and current portion
of long-term debt	$61,313	$59,327	$0
Accounts payable and accruals	73,609	94,488	58,915
Income taxes and other	8,085	8,090	6,254
Total current liabilities	143,007	161,905	65,169
Long-term debt	15,653	317	0
Other liabilities	49,299	48,232	18,687
Shareholders' equity	70,777	71,747	66,415
Total liabilities and shareholders' equity	$278,736	$282,201	$150,271

Equity per common share outstanding	$4.82	$4.90	$6.39
Working capital ratio	1.1	1.0	1.6